UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

Cypherpunk Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Thorndike Street, Suite B1-1

Cambridge, MA 02141

(Address of Principal Executive Office) (Zip Code)

(617) 714-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On August 12, 2026, Cypherpunk Technologies Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2026. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report on Form 8-K, including the information set forth under this Item 2.02 and the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Also on August 12, 2026, Leap Therapeutics, Inc., the biotechnology subsidiary of the Company, announced the publication of results from the randomized Phase 2 DeFianCe study of sirexatamab (DKN-01), an anti-DKK1 monoclonal antibody, in Clinical Cancer Research.

A copy of the news release is filed with this Current Report on Form 8-K as Exhibit 99.2 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release of Cypherpunk Technologies Inc. dated August 12, 2026.
99.2	Press Release of Leap Therapeutics, Inc. dated August 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPHERPUNK TECHNOLOGIES INC.

Date: August 12, 2026	/s/ Douglas E. Onsi
Douglas E. Onsi
President & CEO